Consent of Independent Public Accountants
                    -----------------------------------------



We hereby consent to the incorporation by reference, into the previously filed Registration Statements No. 333-20645 on Form S-3 and No. 333-20603 on Form S-8 of Sussex Bancorp (the "Company"), of our report dated January 17, 2002, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.



                                                   Arthur Andersen LLP

Roseland, New Jersey
March 26, 2002